Exhibit 4.11

This First Amendment to Agreement of Purchase and Sale (the "Agreement") has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Registrant. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or any other party to the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

FIRST AMENDMENT TO

AGREEMENT OF PURCHASE AND SALE

This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this (“Amendment”) is entered into as of January 24, 2012, by and between each of the entities listed as “Sellers” on the signature pages hereto (collectively, “Sellers”), and BRE DDR Retail Holdings LLC, a Delaware limited liability company (“Buyer”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, Sellers and Buyer are parties to that certain Agreement of Purchase and Sale, dated as of January 10, 2012 (the “Agreement”), pursuant to which Buyer will acquire the Assets and assume the Assumed Loans from Sellers in accordance with terms therein; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree as follows:

1.	Amendments to the Agreement.

(a)           Section 1.1 of the Agreement is hereby amended by deleting the definition of “Due Diligence Expiration Time” in its entirety.

(b)           Section 1.1 of the Agreement is hereby amended by inserting the following defined terms:

“Buyer Objection Notice” shall have the meaning assigned thereto in Section 7.2(c).”

“Extended Due Diligence Expiration Time” shall have the meaning assigned thereto in Section 7.2(b).”

“Extended Diligence Matters” shall have the meaning assigned thereto in Section 7.2(b).”

“Initial Due Diligence Expiration Time” shall have the meaning assigned thereto in Section 7.2(b).”

“Initial Diligence Matters” shall have the meaning assigned thereto in Section 7.2(b).”

(c)           Section 1.1 of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” in the definition of “Permitted Exceptions” and inserting the words “Initial Due Diligence Expiration Time” in its place.

(d)           Section 2.7(b) of the Agreement is hereby amended by deleting each use of the words “Due Diligence Expiration Time” therein and inserting the words “Initial Due Diligence Expiration Time” in its place.

(e)           Section 2.8 of the Agreement is hereby amended by inserting the following after the last grammatical sentence of said Section 2.8:

“Notwithstanding the foregoing to the contrary, the Sellers shall have the right, in their sole and absolute discretion and without any obligation to exercise said right, to accelerate the Closing Date to any Business Day during the period beginning on, and including, June 20, 2012 and ending on, and including, June 27, 2012, by delivering written notice of such acceleration to the Buyer at least twelve (12) Business Days prior to the accelerated Closing Date selected by the Sellers.  All references to the Closing Date in this Agreement shall be a reference to the Closing Date, as the same may be accelerated pursuant to the immediately preceding sentence.”

(f)           Section 3.3(g)(ii) of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Extended Due Diligence Expiration Time” in its place.

(g)           Section 3.4(a) of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Extended Due Diligence Expiration Time” in its place.

(h)           Section 3.4(e) of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Extended Due Diligence Expiration Time” in its place.

(i)           Section 3.5 of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Extended Due Diligence Expiration Time” in its place.

(j)            Section 3.6(b) of the Agreement is hereby amended by deleting the words “the Due Diligence Expiration Time” therein and inserting the words “Initial Due Diligence Expiration Time” in its place.

(k)           Section 4.2(a) of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Extended Due Diligence Expiration Time” in its place.

(l)            Section 7.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) For the period commencing on the date hereof and ending at (i) 5:00 p.m. (Eastern Time) on January 30, 2012 (the “Extended Due Diligence Expiration Time”) with respect to the Diligence Matters designated on Schedule 7.2(b) as “EDM” (the “Extended Diligence Matters”), or (ii) 8:00 p.m. (Eastern Time) on January 24, 2012 (the “Initial Due Diligence Expiration Time”) with respect to the Diligence Matters, excluding the Extended Diligence Matters (the “Initial Diligence Matters”), and with respect to the Open Schedules, the Buyer shall have the right to (A) conduct or cause to be conducted, at the Buyer’s sole cost, risk and expense, the inspections, tests, examinations and studies in connection with the applicable Diligence Matters and to further examine all applicable records relating to the applicable Diligence Matters and (B) review and approve the Open Schedules, including, without limitation, the review and approval of the Title Affidavit by the Buyer and the Title Companies.  The provisions of Section 7.1 above shall apply to any investigations or inspections to be made by the Buyer.”

(m)          Section 7.2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)   The Buyer may notify the Sellers in writing (each such notification, a “Buyer Objection Notice”), that the Buyer objects to (i) any Initial Diligence Matters on or before the Initial Due Diligence Expiration Time or any Extended Diligence Matters on or before the Extended Due Diligence Expiration Time, including, without limitation, objections to matters set forth in the applicable title reports or the surveys, zoning reports or environmental reports, (such objections are herein referred to as “Due Diligence Objections”) or (ii) any of the Open Schedules delivered to Buyer (such objections are herein referred to as “Open Schedule Objections”) on or before the Initial Due Diligence Expiration Time.  With respect to any Due Diligence Objections, the Sellers may elect by written notice (such notice, a “Seller’s Election”) to the Buyer within ten (10) Business Days after receipt by the Sellers of the applicable Buyer Objection Notice (each such applicable date, a “Seller Election Response Date”), to either (X) undertake at its expense all necessary actions to cure the applicable Due Diligence Objections set forth in the applicable Buyer Objection Notice at or prior to Closing, or (Y) not to cure such Due Diligence Objections.  With respect to any Open Schedule Objections, the Sellers may deliver a Seller’s Election to the Buyer prior to the first Seller Election Response Date to either (X) modify such Open Schedule in a manner acceptable to the Buyer to cure the Open Schedule Objections or (Y) not modify the Open Schedule Objections.  If the Sellers do not deliver written notice of Seller’s Election on or before the applicable Seller Election Response Date, then the Sellers shall be deemed to have elected not to cure such Due Diligence Objections or Open Schedule Objections set forth in the applicable Buyer Objection Notice.  If the Sellers elect (or are deemed to have elected) not to cure any Due Diligence Objections or Open Schedule Objections set forth in the applicable Buyer Objection Notice, then the Buyer may elect by written notice delivered to the Sellers within five (5) Business Days following the last occurring Seller Election Response Date (the “Buyer Election Response Date”), (1) to terminate this Agreement, in which event the Cash Deposit shall be returned to the Buyer, the Guaranty shall terminate and the parties hereto shall have no further obligations under this Agreement, except for the obligations of this Agreement that expressly survive the termination hereof; or (2) indicate to the Sellers that, notwithstanding the applicable Due Diligence Objections or Open Schedule Objections set forth in the applicable Buyer Objection Notice, the Buyer shall not terminate this Agreement as a result of such Due Diligence Objections or Open Schedule Objections, in which event such Due Diligence Objections and Open Schedule Objections set forth in the applicable Buyer Objection Notices that the Sellers have elected (or are deemed to have elected) not to cure at such time shall be deemed waived and the Buyer shall have no further right to terminate this Agreement in connection with the applicable Diligence Matters or Open Schedule Objections set forth in the applicable Buyer Objection Notices (other than as otherwise provided herein).  If the Buyer does not deliver written notice of such election on or before the Buyer Election Response Date with respect to the applicable Diligence Matters set forth in the applicable Buyer Objection Notice, then the Buyer shall be deemed to have elected not to terminate this Agreement pursuant to this Section 7.2(c) with respect to only such Diligence Matters set forth in the applicable Buyer Objection Notice.  If the Buyer does not deliver any Due Diligence Objections or Open Schedule Objections on or before the Initial Due Diligence Expiration Time or the Extended Due Diligence Expiration Time, as applicable, then the Buyer shall have no right to terminate this Agreement with respect to the Initial Diligence Matters or Extended Diligence Matters, respectively, or Open Schedule Objections (other than as otherwise provided herein).  Notwithstanding the Buyer’s right to deliver Due Diligence Objections or Open Schedule Objections or otherwise disapprove of the Initial Diligence Matters, Extended Diligence Matters or Open Schedules pursuant to this Section 7.2(c), the Buyer expressly waives its right to terminate this Agreement based solely upon a change in the Buyer’s internal investment guidelines resulting in an increase in the rate of return on a proposed investment or the type of investment, and a change in the general market conditions (including capital markets and other external macro events).  For the avoidance of doubt and without limiting the generality of the foregoing, Buyer acknowledges and agrees that Buyer has no right to deliver a Buyer Objection Notice with respect to the (A) Open Schedules after the Initial Due Diligence Expiration Time, (B) Initial Diligence Matters after the Initial Due Diligence Expiration Time, or (C) Extended Diligence Matters after the Extended Due Diligence Expiration Time.”

(n)           Section 8.6 of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Initial Due Diligence Expiration Time” in its place.

(o)           Section 8.9 of the Agreement is hereby amended by deleting the words “Due Diligence Expiration Time” therein and inserting the words “Extended Due Diligence Expiration Time” in its place.

(p)           Section 14.9 of the Agreement is hereby amended by inserting the words “or sent by email transmission” following the word “telecopied” therein.

(q)           Schedule 7.2(b) shall be added to the Agreement as attached as Exhibit A hereto.

2.             Riverchase Property Matters.  Pursuant to Section 3.6(b) of the Agreement, the Sellers have notified the Buyer that the Sellers have agreed to use commercially reasonable efforts to cause the Property known as “Riverchase Promenade” (“Riverchase”) to be enrolled in the ADERTF.  In furtherance thereof, the Buyer and the Sellers acknowledge and agree as follows:

(a)           The Buyer shall retain EMG Corp. (“EMG”) in connection with the enrollment of Riverchase in the ADERTF pursuant to a contract (the “EMG Contract”), which provides that upon termination of the Agreement for any reason, the EMG Contract shall, at the election of the Sellers, in their sole and absolute discretion, be terminated or assigned to the Seller that owns Riverchase, in each case without any fees, penalties or other amounts required to be paid.

(b)           The Buyer shall submit to the Sellers, for the Sellers’ review and reasonable approval, the required notification of election coverage forms and enrollment forms necessary to enroll Riverchase in the ADERTF and such other information that is required to be submitted to the Alabama Department of Environmental Management (the “ADEM”) as detailed in Chapter 335-16-4 of the Alabama Admin Code attached hereto as Exhibit B (collectively, the “ADERTF Submissions”).

(c)           The Sellers shall approve or disapprove (with specific comments) in its reasonable discretion the ADERTF Submissions on or before the later of February 1, 2012 or the date that is two (2) Business Days after the Sellers receive the ADERTF Submissions from the Buyer.

(d)           The Sellers’ approval of the ADERTF Submissions shall be considered Sellers direction to EMG to file the ADERTF Submissions to ADEM on behalf of the Seller that owns Riverchase.

(e)           The Buyer shall submit to the Sellers, for the Sellers’ review and reasonable approval, two alternative work proposals (the “ADERTF Work Proposals”) with respect to the work to be performed by EMG in connection with the ADEM required “Initial Investigation” protocol; one alternative shall include the fewest total borings, the minimum depth of the borings and minimal sampling to satisfy the ADEM requirements pursuant to ADERTF enrollment (the work set forth in said alternative, the “Limited Alternative 1 ADERTF Work”), and the other alternative shall include the total borings, depth or borings and sampling that EMG reasonably determines would be required if ADEM does not accept the Limited Alternative 1 ADERTF Work (the work set forth in said alternative, the “Expanded Alternative 2 ADERTF Work”).

(f)           The Sellers shall approve or disapprove (with specific comments) in its reasonable discretion the ADERTF Work Proposals on or before the later of February 1, 2012 or the date that is two (2) Business Days after the Sellers receive the ADERTF Work Proposals from the Buyer.

(g)           Once the ADERTF Work Proposal for the Limited Alternative 1 ADERTF Work has been approved by the Sellers, the Sellers will permit EMG to access Riverchase and conduct the Limited Alternative 1 ADERTF Work, subject to all of the terms and conditions of the Agreement.

(h)           Once the Expanded Alternative 2 ADERTF Work has been approved by the Sellers and ADEM, the Sellers will permit EMG to access Riverchase and conduct the Expanded Alternative 2 ADERTF Work if required by the Buyer, subject to all of the terms and conditions of the Agreement.

(i)            The Buyer must obtain the Sellers’ prior written approval of any work that is not set forth in the ADERTF Works Proposals approved by the Sellers pursuant to this Section 2, which approval or disapproval (with specific comments) the Sellers shall in its reasonable discretion give within two (2) Business Days after the Sellers’ receipt of a request by the Buyer to approve the same.

(j)            Without limiting the generality of Section 3.6 of the Agreement, the Buyer shall pay all costs associated with (i) enrolling Riverchase in the ADERTF and (ii) performing the Limited Alternative 1 ADERTF Work, the Expanded Alternative 2 ADERTF Work and any other work approved by the Sellers pursuant to subclause (i) above, in each case at the time such costs are to be paid.  Without limiting the generality of the foregoing and regardless of whether the Agreement is terminated, the Buyer shall pay the $5,000 fee required to be paid in connection with delivering the ADERTF Submissions to ADEM and the $10,000 deductible required under the ADERTF.  Further, the Buyer acknowledges that any costs associated with any work conducted prior to obtaining ADEM’s approval of such work may not be credited towards the deductible under the ADERTF, and Buyer is obligated to pay the costs associated with all such prior work.  The Buyer’s obligation to pay such costs shall survive any termination of the Agreement.

(k)           The Buyer and the Sellers acknowledge and agree that the Buyer has not made, and shall have no right to make, a Due Diligence Objection with respect to environmental matters at Riverchase.

3.             Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.  Sections 14.13 through 14.15 of the Agreement are hereby incorporated by reference herein.

4.             Counterparts.  This Amendment may be executed in two or more counterparts, including by electronic means, each of which shall be deemed an original, and all of which will be deemed the same instrument, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

5.             No Other Changes; Ratification.  Except as expressly amended, modified or superseded by this Amendment, the terms of the Agreement shall remain in full force and effect and are hereby ratified by the Sellers and the Buyer.

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

BUYER:

BRE DDR RETAIL HOLDINGS LLC

By:	/s/ Nadeem Meghji
Name: Nadeem Meghji
Title: Vice President

SELLERS:

DDR MDT WOODFIELD VILLAGE LLC,
DDR MDT FAIRFAX TOWN CENTER LLC,
DDR MDT CARILLON PLACE LLC,
DDR RIVERCHASE LLC,
DDR RIVERCHASE II LLC,
DDR MDT PARKER PAVILIONS II LLC,
DDR MDT UNION ROAD PLAZA LLC,
each a Delaware limited liability company

By:          EDT Fund LLC, a Delaware limited liability company,
Each such Seller’s sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:   /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

BG TRANSIT JA I, LLC,
a New York limited liability company

By:          EDT Fund LLC, a Delaware limited liability company,
Its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT SHOPPERS WORLD LLC,
a Delaware limited liability company

By:           DDR MDT SW Holdings LLC, a Delaware limited liability company, its sole member

By:           EDT Fund LLC, a Delaware limited liability company,
 Its sole member

By:           EDT Management LLC, a Delaware limited liability
 company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT HARBISON COURT LLC,
DDR MDT PIONEER HILLS LLC,
each a Delaware limited liability company

By:           DDR Macquarie Longhorn Holdings LLC, a Delaware limited
                 liability company, each such Seller’s its sole member

By:           EDT Fund LLC, a Delaware limited liability company,
 Its sole member

By:           EDT Management LLC, a Delaware limited liability
 company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT MACARTHUR MARKETPLACE LP,
a Delaware limited partnership

By:           DDR MDT MacArthur GP LLC, a Delaware limited liability company, its general partner

By:           DDR Macquarie Longhorn Holdings LLC, a Delaware limited liability company, its sole member

By:           EDT Fund LLC, a Delaware limited liability company,
 Its sole member

By:           EDT Management LLC, a Delaware limited liability
 company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT BROOKFIELD LLC,
DDR MDT LAKE BRANDON VILLAGE LLC,
DDR MDT CONNECTICUT COMMONS LLC,
DDR MDT BROWN DEER CENTER LLC,
DDR MDT BROWN DEER MARKET LLC,
DDR MDT RIVERDALE VILLAGE INNER RING LLC,
DDR MDT RIVERDALE VILLAGE OUTER RING LLC,
each a Delaware limited liability company

By:          DDR Macquarie Longhorn II Holdings LLC, a Delaware limited liability company, each such Seller’s sole member

By:          EDT Fund LLC, a Delaware limited liability company,
its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT GRANDVILLE MARKETPLACE LLC,
DDR MDT PARKER PAVILIONS LLC,
each a Delaware limited liability company

By:           DDR Macquarie Longhorn III Holdings LLC, a Delaware limited liability company, each such Seller’s sole member

By:           EDT Fund LLC, a Delaware limited liability company,
 Its sole member

By:           EDT Management LLC, a Delaware limited liability
 company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT BELDEN PARK LLC,
DDR MDT BELDEN PARK II LLC,
DDR MDT GREAT NORTHERN LLC,
DDR MDT MIDWAY MARKETPLACE LLC,
DDR MDT MERRIAM TOWN CENTER LLC,
DDR MDT MONACA TOWNSHIP MARKETPLACE LLC,
DDR MDT COOL SPRINGS POINTE LLC,
DDR MDT LAKE WALDEN SQUARE LLC,
DDR MDT PIEDMONT PLAZA LLC,
DDR MDT WINTER PARK PALMS LLC,
each a Delaware limited liability company

By:          DDR MDT Revolver Holdings LLC, a Delaware limited liability company, each such Seller’s sole member

By:          EDT Fund LLC, a Delaware limited liability company,
Its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT CHEEKTOWAGA WALDEN PLACE LLC,
DDR MDT ASHEVILLE RIVER HILLS LLC,
DDR MDT WALDEN AVENUE BOOKSTORE LLC,
DDR MDT WALDEN CONSUMER SQUARE LLC,
DDR MDT BATAVIA COMMONS LLC,
DDR MDT BATAVIA SJB PLAZA LLC,
DDR MDT FAYETTEVILLE SPRING CREEK LLC,
DDR MDT WILLIAMSVILLE PREMIER PLACE LLC,
DDR MDT FAYETTEVILLE STEELE CROSSING LLC,
DDR MDT UNION CONSUMER SQUARE LLC,
DDR MDT MURFREESBORO TOWNE CENTER LLC,
DDR MDT ERIE MARKETPLACE LLC,
each a Delaware limited liability company

By:          DDR MDT Bison Holdings LLC, a Delaware limited liability company, each such Seller’s sole member

By:          EDT Fund LLC, a Delaware limited liability company,
Its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT SHOPS AT TURNER HILL LLC,
DDR MDT TURNER HILL MARKETPLACE LLC,
DDR MDT FLATACRES MARKETCENTER LLC,
DDR MDT OVERLAND POINTE MARKETPLACE LLC,
Each a Delaware limited liability company

By:          DDR MDT PS LLC, a Delaware limited liability company,
each such Seller’s sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT MCKINNEY MARKETPLACE LP,
A Delaware limited partnership

By:          DDR MDT McKinney Marketplace GP LLC, a Delaware limited liability company, its general partner

By:          DDR MDT PS LLC, a Delaware limited liability company,
Its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT FRISCO MARKETPLACE LP

By:          DDR MDT Frisco Marketplace GP LLC, a Delaware limited liability company, its general partner

By:          DDR MDT PS LLC, a Delaware limited liability company,
Its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

DDR MDT MARKETPLACE AT TOWNE CENTER LP

By:          DDR MDT Marketplace at Towne Center GP LLC, a Delaware limited liability company, its general partner

By:          DDR MDT PS LLC, a Delaware limited liability company,
Its sole member

By:          EDT Management LLC, a Delaware limited liability
company, its manager

By:  /s/ Alexander Berman
Name:  Alexander Berman
Title:  Vice President

Acknowledged and Agreed as DDR:

DDR CORP.

By:   /s/ David E. Weiss
Name: David E. Weiss
Title: Executive Vice President

DDR MDT HOLDINGS II TRUST

By:  /s/ David E. Weiss
Name: David E. Weiss
Title: Executive Vice President

Acknowledged and Agreed as Deposit Guarantor:

BLACKSTONE REAL ESTATE PARTNERS VII L.P.,
a Delaware limited partnership

By:           Blackstone Real Estate Associates VII L.P., its general partner

By:           BREA VII L.L.C., its general partner

By: /s/ A.J. Agarwal

Name: A.J. Agarwal

Title: SMD